Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

National Health Investors, Inc.
Murfreesboro, Tennessee

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 of our reports dated February 21, 2023 relating to the consolidated financial statements, and schedules and the effectiveness of National Health Investors, Inc.’s internal control over financial reporting, appearing in National Health Investors, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/BDO USA, P.A.
Nashville, Tennessee
August 9, 2023